Exhibit 32.1

Certification by the Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906
of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, I, Richard Pell, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Artio Global Investors Inc. (the “Company”) for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard Pell
Richard Pell
Chairman, Chief Executive Officer and Chief Investment Officer
(Principal Executive Officer)
November 13, 2009

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.